Exhibit 10.2


February 5, 2004

Humbert B. Powell III, Chairman
Essential Reality, Inc.
263 Horton Hghy.
Mineola, NY 11501

                        RE:   RETAINER AGREEMENT

Dear Chairman Powell:

         This letter confirms that Gottbetter & Partners, LLP ("G&P") will represent Essential Reality, Inc. (the "Company") as its special securities counsel for the drafting and filing of: (i) a private placement offering including registration rights, debt conversion and cancellation agreements, voting proxy, consulting agreements, escrow agreement, merger agreement and related corporate resolutions ("PPO") pursuant to the terms and conditions set forth in that certain Term Sheet dated January 2004 between the Company and AllianceCorner Distributors Inc.; (ii) a Form D with the Securities and Exchange Commission ("SEC"); (iii) related "Blue Sky" documents with the states where applicable (collectively the "SEC Documents"); and (iv) an Information and Disclosure Statement on Form 211 ("OTC Listing") with the National Association of Securities Dealers.

         The Company agrees to pay G&P a flat fee for legal services in the amount of $60,000 to be payable at the closing from the escrow of the PPO contemplated above. All other legal services will be billed on an hourly basis in accordance with the attached Schedule A, or on a flat fee basis. In either case, the fee arrangement must be agreed upon in advance by the Company and G&P. The Company will be billed monthly for any and all expenses that may be incurred by G&P on behalf of the Company.

         This Retainer Letter and Schedule A should be reviewed carefully. The terms and conditions of our agreement for all legal services provided to the Company by G&P are detailed on the attached Schedule A. Representation will commence upon receipt of an executed copy of Page 2 of this letter. If you have any questions, please do not hesitate to contact me.

Sincerely,
/s/ Adam S. Gottbetter
    ------------------
Adam S. Gottbetter, Esq.
Attachment

Chairman Humbert Powell
February 5, 2004
Page 2

         All terms and conditions of this Retainer Agreement and attached Schedule A between G&P and the Company are hereby agreed to and accepted as of the date first above written.

Essential Reality, Inc.                     AllianceCorner Distributors Inc.,
                                            Consent to payment at PPO closing

By: ____________________________            By: ___________________________

Title: ___________________________          Title: __________________________

Date: ___________________________           Date: __________________________

EIN: __________________________             EIN: __________________________


PAYMENT OPTIONS:

1.       Please make checks payable to "Gottbetter & Partners, LLP."

2. Please charge my AMEX/VISA/MC (circle one) account#________________________________ exp.____________ for
         $_______________________. My signature authorizes and directs G&P to process the requested charge to my account. The BILLING ADDRESS for this credit card is as follows:

         Signature:   ______________________________________

         Name:        ______________________________________

         Address:     ______________________________________

         Tel.:        ______________________________________

3.       Bank Name:    Citibank, NA
                       330 Madison Ave.
                       New York, NY 10017
         ABA No.:      021000089
         Account Name: Gottbetter & Partners, LLP
         Account No.:  49061322
         Reference:    ESSR

         PLEASE ADD A $25 BANK PROCESSING FEE.

                                   SCHEDULE A

1. Any and all retainer amounts received by G&P from on behalf of the Company for expenses and hourly fees will be deposited into an interest-bearing, client-trust account. The Company hereby authorizes and directs G&P to deduct any and all expenses and hourly fees incurred by G&P on behalf of the Company for, and as a condition to, closing any of the Company's private placement offerings, including but not limited to the PPO, and/or the filing of any registration statement with the SEC, from any funds being held by G&P on behalf of the Company. If any monies due G&P by the Company have not been paid at the time of these events, then payment will be made by the Company to G&P upon effectiveness of the registration statement. Any unused portion of the retainer not applied to any fees or disbursements will be returned to the Company along with any interest earned upon the completion or termination of G&P's representation.

2. In the event the Company abandons the PPO and/or the OTC Listing at any time and for any reason, the Company's liability for fees shall be limited to the greater of legal fees received, or actual hours incurred by G&P at our then current rates plus any and all expenses incurred by G&P on behalf of the Company. Additionally, G&P reserves the right to terminate representation of the Company for reasons including, but not limited to, the failure of the Company to pay invoices within thirty (30) days of the date issued, and in this event, the Company hereby waives its rights to oppose G&P's application, if applicable, to be relieved as counsel. Any unpaid amounts due G&P will bear interest at sixteen percent (16%) per annum commencing thirty (30) days from the date an invoice was issued. In the event G&P commences legal action to recover any amounts due G&P from the Company, the Company agrees to pay, in addition to the amounts set forth above, reasonable attorney's fees and expenses incurred in collecting said amounts.

3. For legal services provided by G&P to the Company for any and all other matters not related to the SEC documents, including but not limited to SEC compliance filings, the Company agrees to pay G&P at its usual hourly rates, unless otherwise agreed upon in writing by G&P and the Company. G&P's corporate rates currently are: Adam S. Gottbetter, $425/hr.; Senior Associate Attorneys, $400-$350/hr.; and Associate Attorneys, $325-$275/hr. In the event the Company is billed for administrative services, G&P's rates currently are: $125/hr. for paralegal assistance; $75/hr. for overnight secretary; and $65/hr. for clerical support. G&P's hourly rates may change from time to time.

4. The Company will be billed monthly for expenses incurred on behalf of the Company in connection with any and all other matters not related to the SEC documents, including but not limited to filing fees, postage, document production, copying, long distance telephone, overnight courier, printing and Edgarizing. Each bill will specifically set forth the nature of each charge. Payment of each invoice will be deducted from any retainer amount, if applicable. Any legal fees detailed on page 1 of this Retainer Agreement do not include any expenses incurred by G&P for, or on behalf of, the Company.

5. It is understood and agreed that in preparing any SEC Documents, G&P shall rely entirely upon the Company for the accuracy, completeness and truth of all factual statements to be set forth therein, and G&P shall not be obliged to the Company to undertake an independent examination or verification thereof. The Company further agrees to have its business books and records available for inspection by G&P and to have all of its officers and key employees, as well as consultants to the Company, available to answer any questions that G&P may have. The Company represents and warrants that any information furnished by the Company to G&P for preparation of the SEC Documents shall not contain any untrue statement of material fact or shall not omit to state a material fact necessary to make the statements contained in the SEC Documents, in light of the circumstances under which they are made, not misleading.

6. In the event that G&P becomes involved in any action, proceeding, investigation or inquiry in connection with any statements made or any information set forth in the SEC Documents, or in the omission of factual statements or information there from, the Company will reimburse G&P for any reasonable legal fees and expenses (including the cost of any investigation and preparation) as they are incurred by G&P in connection therewith. The Company further agrees to indemnify G&P and hold G&P harmless against any losses, claims, damages, fines or liabilities to which G&P may become subject to as a result thereof, except that such indemnification shall not apply as a to G&P's own negligence, bad faith and/or willful misconduct, and if such indemnification were for any reason not to be available, to contribute to the losses, claims, damages, fines and liabilities involved in such action, proceeding, investigation or inquiry in the proportion that your interest bears to our interest. Such indemnification and contribution shall extend to individual partners, associates, contract and "of counsel" attorneys, and paralegal and legal assistants who have participated in the preparation and/or review of the SEC Documents, and such indemnification shall be in addition to any rights that any such individual party may have at common law or otherwise.

7. The Company acknowledges the following:

      a. By separate agreement, the Company has agreed to pay separate compensation to Jackson Steinem, Inc. ("JSI") for certain services specified therein. JSI is a corporation owned entirely by Adam Gottbetter, a partner in G&P. G&P's representation of the Company in its dealings with JSI creates an actual conflict of interest on the part of G&P.

      b. The Company has been fully advised of the foregoing conflict of interest, has been advised to seek the advice of independent counsel in connection therewith, and has received such advice or has elected not to do so.

      c. Having discussed the foregoing conflict of interest and its implications fully, and with the knowledge and consent of the Company's Board of Directors duly obtained, the Company, being fully informed, hereby waives the foregoing conflict of interest and consents to the retention of G&P as set forth above. This waiver and consent is intended to be retroactive to the extent G&P firm has previously rendered any services addressed hereby.

8. In the event of a fee dispute, the Company may have the right to seek arbitration in accordance with the New York State Fee Dispute Resolution Program (the "Program"). G&P will provide the Company with the necessary information regarding arbitration in the event of a fee dispute should the Company have the right to seek arbitration. In all other instances, or where either party seeks de novo review of the arbitration award (as provided in the Rules relating to the Program), any action will be governed by New York law and will be determined only by a state or federal court in the state of New York, and G&P and the Company consent to the jurisdiction of such court for that purpose.

9. In the event of any such claim pursuant to Section 6 above, then the Company shall have the right to assume the defense thereof and the Company shall not be liable for any legal expenses of other counsel retained by G&P, except (i) if the Company elects not to assume such defense on behalf of G&P and/or (ii) if counsel for G&P determines that there are issues that raise conflicts of interest between the Company and G&P. In such event, G&P may maintain separate counsel satisfactory to G&P and the Company shall pay all reasonable fees and expenses of such counsel for G&P promptly upon receipt of statements.